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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Filings No 33-29658, 33-36430, 33-59733 and 33-95827) of
Cash America International, Inc. of our report dated March 28, 2001 relating to the consolidated financial statements of Cash America International, Inc., which appears in the Annual Report to Shareholders, (which report and consolidated financial statements are incorporated by reference in this Annual Report on Form 10-K). We also consent to the incorporation by reference of our report dated March 28, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Fort Worth, Texas
March 28, 2001